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                                                                  Exhibit 10.5
















                                 EMC CORPORATION

                 EXECUTIVE DEFERRED COMPENSATION RETIREMENT PLAN,
                             AS AMENDED JUNE 7, 2002


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                                 EMC CORPORATION
                 EXECUTIVE DEFERRED COMPENSATION RETIREMENT PLAN,
                             AS AMENDED JUNE 7, 2002


ARTICLE 1. INTRODUCTION

     1.1. ADOPTION OF PLAN. The EMC Corporation Executive Deferred Compensation Retirement Plan has been adopted effective as of January 1, 2001. The Plan has been amended effective as of June 7, 2002.

     1.2. PURPOSE OF PLAN. The Company (as defined below) has adopted the Plan (as defined below) to provide a competitive level of retirement benefits to certain designated employees and directors of the Company or any of its Subsidiaries by allowing them to defer receipt of designated percentages of their Compensation (as defined below) and to provide, in the sole discretion of the Company, Company Credits (as defined below).

     1.3. STATUS OF PLAN. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (as defined below), and shall be interpreted and administered to the fullest extent possible in a manner consistent with that intent.

ARTICLE 2. DEFINITIONS

     Wherever used herein, the following terms shall have the meanings set forth below, unless a different meaning is clearly required by the context:

     2.1. "ACCOUNT" means, for each Participant, the account established for his or her benefit under Section 5.1.

     2.2. "ADMINISTRATOR" means initially the Executive Compensation and Stock Option Committee of the Board (as defined below) as it may be constituted from time to time, or otherwise means a committee comprised of such members of the Board or executive officers of the Company as may be appointed by the Board or the Company's President or Chief Executive Officer from time to time.

     2.3. "BOARD" means the Board of Directors of the Company, as it may be constituted from time to time.

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     2.4. "CHANGE OF CONTROL" means the determination by the Administrator, in its sole discretion, that any of the following shall have occurred: (a) a reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's common stock, par value $.01 per share (the "Common Stock") is converted into cash, securities or other property, in either case other than a reorganization, consolidation or merger of the Company in which the holders of Common Stock immediately prior to the reorganization, consolidation or merger hold, directly or indirectly, at least a majority of the voting stock of the continuing or surviving corporation immediately after such reorganization, consolidation or merger; or (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     2.5. "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.6. "COMPANY" means EMC Corporation, a corporation formed under the laws of The Commonwealth of Massachusetts.

     2.7. "COMPANY CREDIT" means any credit from the Company which is received by a Participant under Section 4.2.

     2.8. "COMPANY CREDIT SUBACCOUNT" means the subaccount within the Participant's Account to which Company Credits and allocable earnings credits, if any, are credited.

     2.9 "COMPANY CREDIT ELIGIBLE EMPLOYEE" means an employee of the Company or any of its Subsidiaries selected by the Administrator as eligible for Company Credits under Section 4.2 from among the group of highly compensated or managerial employees of the Company or any of its Subsidiaries.

     2.10. "COMPANY STOCK" means the Company's common stock, par value $.01 per share.

     2.11. "COMPENSATION" means any cash bonuses and directors' fees payable from time to time by the Company or any of its Subsidiaries to a Participant and a Participant's income from exercised vested stock options to purchase Company Stock; provided, however, that with respect to each Participant, the Administrator in its sole discretion may determine which specific types of Compensation may be deferred under the Plan by such Participant; provided further, however, that the Administrator may, in its sole discretion, amend this
Section 2.11 to cover other types of compensation payable from time to time by the Company or any of its Subsidiaries to a Participant, including, without limitation, cash commissions and salary.

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     2.12. "ELECTIVE DEFERRAL" means the portion of Compensation which is deferred by a Participant under Section 4.1.

     2.13. "ELECTIVE DEFERRAL SUBACCOUNT" means the subaccount within the Participant's Account to which Elective Deferrals and allocable earnings credits are credited.

     2.14. "ELECTIVE DEFERRAL ELIGIBLE EMPLOYEE" means an employee of the Company or any of its Subsidiaries selected by the Administrator as eligible for Elective Deferrals under Section 4.1 from among the group of highly compensated or managerial employees of the Company or any of its Subsidiaries.

     2.15 "ELIGIBLE EMPLOYEE" means an employee of the Company or any of its Subsidiaries who is a Company Credit Eligible Employee, an Elective Deferral Eligible Employee, or both.

     2.16 "ELIGIBLE DIRECTOR" means any member of the Board.

     2.17. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.18. "PARTICIPANT" means any individual who participates in the Plan in accordance with Article 3.

     2.19. "PLAN" means the EMC Corporation Executive Deferred Compensation Retirement Plan as set forth herein and all subsequent amendments hereto.

     2.20. "PLAN YEAR" means in the case of the first Plan Year, the period beginning January 1, 2001 and ending on December 31, 2001, and thereafter, the 12-month period ending each December 31.

     2.21. "RESIGNATION OF SERVICE" means the voluntary resignation from service for the Company by an Eligible Director.

     2.22. "RETIREMENT" means the voluntary retirement by a Participant from service with the Company (a) after such Participant has attained 55 years of age and five years of service with the Company or (b) after such Participant has attained twenty years of service with the Company or any of its Subsidiaries; provided, in each such case, that such Participant complies with the terms set forth in the Company's form of Key Employee Agreement (which agreement (i) shall be deemed to apply to such Participant whether or not such Participant is a party to a Key

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Employee Agreement and (ii) is expressly incorporated by reference herein and made a part of the Plan).

     2.23. "SUBSIDIARY" OR "SUBSIDIARIES" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

ARTICLE 3. PARTICIPATION

     3.1. COMMENCEMENT OF PARTICIPATION. Any individual who is an Eligible Employee or an Eligible Director and who has elected to defer part of his or her Compensation for the Plan Year in accordance with Section 4.1, or who has been selected by the Company in its sole discretion to receive a Company Credit in accordance with Section 4.2, shall become a Participant on the date such election or credit is made.

     3.2. CONTINUED PARTICIPATION. Subject to Section 3.3, an individual who has become a Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

     3.3. TERMINATION OF PARTICIPATION. The Administrator may terminate a Participant's participation in the Plan prospectively or retroactively for any reason, including but not limited to the Administrator's determination that such termination is necessary in order to maintain the Plan as a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Upon termination of a Participant's participation in the Plan, amounts credited to a Participant's Account, if any, shall be paid to a Participant in a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

ARTICLE 4. DEFERRALS AND CREDITS

     4.1. ELECTIVE DEFERRALS

          (a) IN GENERAL. An Elective Deferral Eligible Employee or Eligible Director may elect to defer a designated portion of his or her Compensation to be earned or payable during a Plan Year, by filing a written election with the Administrator prior to the first day of the Plan Year in which such Compensation is to be earned or by such other date as may be determined by the Administrator in its sole discretion; provided, however, that with respect to each Participant, the Administrator in its sole discretion may determine which specific types of Compensation may be deferred under the Plan by such Participant. An individual who first becomes an Elective Deferral Eligible Employee or

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     Eligible Director on or after the first day of any Plan Year may elect to defer a designated portion of his or her Compensation to be earned during the Plan Year by filing a written election with the Administrator by such date as may be determined by the Administrator in its sole discretion.

          (b) NATURE OF ELECTION. Each election under this Section 4.1 for a Plan Year (or the balance of a Plan Year) shall be made on a form prescribed or approved by the Administrator, shall be irrevocable by the Participant for the applicable Plan Year, and shall apply only to Compensation earned after the date the election form is completed and filed with the Administrator. The election form shall specify the whole percentage or flat dollar amount of each type of Compensation that is to be deferred for the applicable Plan Year. In accordance with Article 6, each Participant shall indicate on the election form when the amount that is to be deferred for the applicable Plan Year is to be paid (e.g., upon Retirement or Resignation of Service, upon a fixed distribution date pursuant to Section 6.6, or upon a Change of Control) and the method of payment (e.g., in a single lump sum payment, in a number of annual installments or in any other method approved by the Administrator). The deferred amounts shall be credited to the Participant's Elective Deferral Subaccount as of the date such Compensation would otherwise have been paid to the Participant.

     4.2. COMPANY CREDITS. Notwithstanding any other provisions of the Plan, the Company shall not be obligated to credit a Company Credit to the Company Credit Subaccount of a Company Credit Eligible Employee. The Company may determine from time to time, in its sole discretion, to credit a Company Credit, in an amount the Company may determine in its sole discretion, to the Company Credit Subaccount of a Company Credit Eligible Employee.

ARTICLE 5. ACCOUNTS; INTEREST

     5.1. ACCOUNTS. The Administrator shall establish an Account for each Participant consisting of an Elective Deferral Subaccount and Company Credit Subaccount, reflecting Elective Deferrals and Company Credits, respectively, and any adjustments hereunder. As soon as reasonably practical after the end of each Plan Year, the Administrator shall provide the Participant with a statement of his or her Account.

     5.2. EARNINGS MEASUREMENT. The Administrator shall identify one or more funds (such as mutual funds or bank collective funds) from time to time for the purpose of measuring earnings credits to Participants' Accounts. Each Participant may specify which one or more of such funds he or she wishes to be used as a measuring vehicle for designated percentages of his or her Account, in such form and manner, and with such notice, as the Administrator may prescribe, provided that such directions may be given on a prospective basis only, and further provided that any deferrals of stock option gain Compensation shall be invested exclusively and permanently in Company Stock. Changes in Participant directions hereunder may be made by a

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Participant no more than once every thirty (30) days or at such other times or as frequently as the Administrator may prescribe. Each Participant's Account shall be adjusted from time to time (at least quarterly) to reflect the fair market value that would be ascribed to the Account if the amounts credited to the Account were actually invested in the funds as directed by the Participant. For purposes of Company Credits, earnings credits (if any) shall begin to accrue as of the actual date of contribution and investment by the Company of such funds into a grantor trust pursuant to Section 9.1.

     5.3. PAYMENTS. Each Participant's Account shall be reduced by the amount of any payment made to or on behalf of the Participant under Article 6 as of the date such payment is made.

     5.4. VESTING. A Participant will at all times be 100% vested in his or her Elective Deferral Subaccount. A Participant will earn an interest to be vested in his or her Company Credit Subaccount according to any vesting schedule(s) adopted by the Company in its sole discretion; provided, however, that in the event (a) that a Participant becomes totally and permanently disabled as determined in the sole discretion of the Company or (b) of a Change of Control a Participant will become 100% vested in his or her Company Credit Subaccount.

5.5 DETRIMENTAL ACTIVITY.

     (a) Notwithstanding any other provisions of the Plan, in the event that a Participant engages in "Detrimental Activity" (as defined below) at any time, the Administrator may in its sole discretion (i) direct the Company to pay the balance of the Participant's Account in the form of a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock; and (ii) cancel, rescind, suspend or otherwise limit or restrict at any time all amounts, if any, credited to such Participant's Company Credit subaccount, whether or not fully vested. Furthermore, in the event that a Participant engages in Detrimental Activity at any time during the twelve (12) months after the termination of his or her employment with the Company or any of its Subsidiaries for any reason or termination of service as a director of the Company for any reason, as the case may be, the Company may require such Participant at any time until the later of (A) two years after such Participant's termination of employment for any reason or termination of service as a director of the Company for any reason, as the case may be, or (B) two years after such Participant engaged in Detrimental Activity to pay to the Company (1) an amount equal to any distributions previously made by the Company to such Participant from such Participant's Company Credit Account and (2), if the Company commences an action against such Participant (by way of a claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Participant engaged in Detrimental Activity or otherwise violated this Section 5.5, an amount equal to the Company's costs and fees incurred in such action, including but not limited to, the Company's reasonable attorneys' fees. The Company shall be entitled to set off any such amounts owed to the Company against any amounts owed to such

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Participant by the Company, including without limitation, any amounts to be distributed from such Participant's Elective Deferral Subaccount. For this purpose "Detrimental Activity" means, in the Company's sole determination, that the Participant has, directly or indirectly, (a) become associated in any capacity with any enterprise that is, or may be deemed to be, in competition with any business of the Company or any of its Subsidiaries, (b) solicited, induced or attempted to induce, in any enterprise that is competitive with the Company or any of its Subsidiaries, any customers or employees of the Company to curtail or discontinue their relationship with the Company or any of its Subsidiaries, (c) disclosed, communicated or misused, to the detriment of the Company or any of its Subsidiaries, any confidential or proprietary information relating to the Company or any of its Subsidiaries to any person or entity not associated with the Company or any of its Subsidiaries, (d) failed to comply with the terms of the Plan, (e) failed to comply with any term set forth in the Company's Key Employee Agreement (irrespective of whether the Participant is a party to the Key Employee Agreement), (f) engaged in any activity that results in termination of the Participant's employment for cause, (g) violated any rule, policy, procedure or guideline of the Company or any of its Subsidiaries, or (h) been convicted of, or has entered a guilty plea with respect to, a crime whether or not connected with the Company or any of its Subsidiaries.

     (b) Notwithstanding anything herein to the contrary, this Section 5.5 shall not in any way amend, modify or affect any other plan, agreement, instrument or understanding, including without limitation, any of the Company's stock option plans, or any of the rights of the Company or any of its Subsidiaries thereunder with respect to any Detrimental Activity or similar activity committed by a Participant. The Company expressly reserves all of its rights under any such other plan, agreement, instrument or understanding and this Section 5.5 shall not be construed in any way as a waiver of any such rights.

ARTICLE 6. - PAYMENTS

     6.1 PAYMENT UPON RETIREMENT OR RESIGNATION OF SERVICE. In the event a Participant's employment with the Company or any of its Subsidiaries is terminated due to the Participant's Retirement, or in the event that a Participant's service as a director of the Company is terminated due to the Participant's Resignation of Service, then as soon as administratively practicable thereafter, payments will be made to the Participant as follows:

          (a) With respect to the Participant's Elective Deferral Subaccount, unless the Participant elects an alternative form of payment as described in Section 6.1(c) either in the initial Elective Deferral election described in Section 4.1 or at least 13 months prior to Retirement or Resignation of Service, payments to be made upon Retirement or Resignation of Service will be made in a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

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          (b) With respect to the vested portion, if any, of the Participant's
     Company Credit Subaccount, unless the Participant elects an alternative form of payment as described in Section 6.1(c) at least 13 months prior to Retirement, payments to be made upon Retirement will be made in a single lump sum cash payment. The unvested portion, if any, of the Participant's Company Credit Subaccount shall be forfeited automatically upon Retirement.

          (c) A Participant may elect, either in the initial Elective Deferral election described in Section 4.1 or at least 13 months prior to the Participant's Retirement or Resignation of Service, to receive the balance of the Participant's Account in payments of five, ten or fifteen annual installment payments comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock. A Participant shall elect, either in the initial Elective Deferral election described in Section 4.1 or at least 13 months prior to the Participant's Retirement or Resignation of Service, the date upon which the first installment shall be made following Retirement or Resignation of Service and succeeding installments shall be made on the next four anniversaries of the date of Retirement or Resignation of Service (for a total of five installments), on the next nine anniversaries of the date of Retirement or Resignation of Service (for a total of ten installments), or on the next fourteen anniversaries of the date of Retirement or Resignation of Service (for a total of fifteen installments). If a Participant shall fail to elect the date upon which the first installment shall be made following Retirement or Resignation of Service, then the first installment shall be made as soon as administratively practicable following Retirement or Resignation of Service and succeeding installments shall be made on the next four anniversaries of the date of Retirement or Resignation of Service (for a total of five installments), on the next nine anniversaries of the date of Retirement or Resignation of Service (for a total of ten installments), or on the next fourteen anniversaries of the date of Retirement or Resignation of Service (for a total of fifteen installments). The amount of each installment shall be determined by dividing the Participant's applicable Account balance (adjusted through the day before the installment is paid) by the number of installments remaining. Notwithstanding the foregoing, subject to the prior approval of the Administrator in its sole discretion, a Participant make elect, either in the initial Elective Deferral election described in
     Section 4.1 or at least 13 months prior to the Participant's Retirement or Resignation of Service, to receive the balance of the Participant's Account in such amounts and at such times as the Participant shall describe in such election. Any election made under this Section 6.1(c) shall be made in writing on a form prescribed or approved by the Administrator, and may be revoked in writing on a form prescribed or approved by the Administrator at any time if such revocation is made at least 13 months prior to the Participant's Retirement or Resignation of Service.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, at any time after the Participant's Retirement or Resignation of Service, direct the Company to pay the balance of the

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Participant's Account in the form of a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

     6.2 PAYMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR DUE TO DISABILITY. In the event a Participant's employment with the Company or any of its Subsidiaries or service as a director of the Company is terminated due to the Participant's disability as determined by the Administrator in its sole discretion ("Disability"), then as soon as administratively practicable thereafter, payments will be made to the Participant as follows:

          (a) With respect to the Participant's Elective Deferral Subaccount, payments will made at the same time and in the same manner as if the Participant's employment had terminated due to his or her Retirement or as if the Participant's service as a director of the Company had terminated due to his or her Resignation of Service.

          (b) With respect to the vested portion (after any acceleration of vesting pursuant to Section 5.4, if applicable), if any, of the Participant's Company Credit Subaccount, payments will made at the same time and in the same manner as if the Participant's employment had terminated due to his or her Retirement. The unvested portion, if any, of the Participant's Company Credit Subaccount shall be forfeited automatically upon termination of the Participant's employment with the Company of any of its Subsidiaries due to Disability.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, at any time after the termination of the Participant's employment with the Company or any of its Subsidiaries or service as a director of the Company due to Disability, direct the Company to pay the balance of the Participant's Account in the form of a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

     6.3 PAYMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR DUE TO DEATH. In the event a Participant's employment with the Company or any of its Subsidiaries or service as a director of the Company is terminated due to the Participant's death, then as soon as administratively practicable thereafter, payments will be made to the Participant's beneficiary or estate, in accordance with Section 6.3(c), as follows:

          (a) With respect to the Participant's Elective Deferral Subaccount, payments will be made at the same time and in the same manner as if the Participant's employment had terminated due to his or her Retirement or as if the Participant's service as a director of the Company had terminated due to his or her Resignation of Service.

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          (b) With respect to the vested portion of the Participant's Company
     Credit Subaccount, payments, if any, will made at the same time and in the same manner as if the Participant's employment had terminated due to his or her Retirement. The unvested portion of the Participant's Company Credit Subaccount shall be forfeited automatically upon termination of the Participant's employment with the Company or any of its Subsidiaries due to death.

          (c) A Participant shall designate his or her beneficiary or beneficiaries who, in the event of the Participant's death, shall be entitled to receive the balance of the Participant's Account. Such designation shall be made in writing on a form prescribed or approved by the Administrator, and may be revoked in writing on a form prescribed or approved by the Administrator at any time prior to the Participant's death. If a Participant fails to designate a beneficiary or no designated beneficiary survives the Participant, then payments hereunder shall be made to the Participant's estate.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, at any time after the Participant's death, direct the Company to pay the balance of the Participant's Account to the Participant's beneficiary or estate, as the case may be, in the form of a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

     6.4 PAYMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR FOR ANY OTHER REASON. In the event a Participant's employment with the Company or any of its Subsidiaries or service as a director of the Company is terminated for any reason other than Retirement, Resignation of Service, Disability or death, then as soon as administratively practicable thereafter, payments will be made to the Participant as follows:

          (a) With respect to the Participant's Elective Deferral Subaccount, payment will be made in a single lump sum payment comprised of cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

          (b) With respect to the vested portion, if any, of the Participant's Company Credit Subaccount, payment will be made in a single lump sum cash payment. The unvested portion of the Participant's Company Credit Subaccount shall be forfeited automatically upon the termination of the Participant's employment with the Company or any of its Subsidiaries for any reason other than Retirement, Disability or death.

Notwithstanding the foregoing, the Administrator may, in its sole discretion, at any time after the termination of the Participant's employment with the Company or any of its Subsidiaries for any reason other than Retirement, Disability or death, direct the Company to pay the balance of the Participant's Account as if the Participant's employment had terminated due to his or her

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Retirement or as if the Participant's service as a director of the Company had terminated due to his or her Resignation of Service.

     6.5 SEVERE FINANCIAL HARDSHIP DISTRIBUTION. At any time, a Participant who believes he or she is suffering a severe financial hardship may apply to the Administrator for a distribution under the Plan in order to alleviate such hardship. The Administrator, in its sole discretion (but after taking into account, among other factors, the nature and foreseeability of the alleged hardship, the Participant's other resources, and the effect of making a distribution on the intended tax status of the deferrals made under the Plan), may direct the Company to pay to the Participant an amount which it determines is necessary or appropriate, not to exceed the Participant's Elective Deferral Subaccount balance, if any, and the Company shall pay such amount to the Participant in a single lump sum distribution to be paid in cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

     6.6 IN-SERVICE DISTRIBUTION. In connection with his or her election to defer Compensation pursuant to Section 4.1, a Participant may specify a fixed distribution date for the commencement of payment of his or her Elective Deferral Subaccount which may be prior to termination of employment or termination of service as a director of the Company, which shall be payable in a single lump sum distribution or in five annual installments commencing on the fixed distribution date; provided, however, that such fixed distribution date shall not be earlier than the third anniversary of the last day of the Plan Year in which such Compensation was deferred. Any lump sum or installment distributions shall be paid in cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock. Such distribution dates may be extended to later dates so long as elections to extend are made at least 13 months prior to the fixed distribution date. If such distribution is to be paid in five annual installments, then the first installment shall be made on the fixed distribution date and succeeding installments shall be made on the next four anniversaries of the fixed distribution date (for a total of five installments). The amount of each installment shall be determined by dividing the Participant's applicable Account balance (adjusted through the day before the installment is paid) by the number of installments remaining. Any election made under this Section 6.6 shall be made in writing on a form prescribed or approved by the Administrator and may be revoked in writing on a form prescribed or approved by the Administrator at any time if such revocation is made at least 13 months prior to the fixed distribution date.

     In the event the Participant's employment with the Company or any of its Subsidiaries or service as a director of the Company is terminated prior to the fixed distribution date, then no payments shall be made pursuant to this Section
6.6 and, instead, the balance of the Participant's Elective Deferral Subaccount shall be paid based on the Participant's termination of employment by reason of Retirement, Disability, death or otherwise, or termination of service as a director of the Company by reason of Resignation of Service, Disability, death or otherwise, as the case may

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be. In the event the Participant's employment with the Company or any of its
Subsidiaries is terminated by reason of Retirement, Disability or death or the Participant's service as a director of the Company is terminated by reason of Resignation of Service, Disability or death, as the case may be, after the fixed distribution date has occurred and the Participant had elected to receive such distribution under this Section 6.6 in five annual installments, then payments shall be made at the same time and in the same manner as elected by the Participant under this Section 6.6. In the event the Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than Retirement, Disability or death or the Participant's service as a director of the Company is terminated for any reason other than Resignation of Service, Disability or death after the fixed distribution date has occurred and the Participant had elected to receive such distribution under this Section 6.6 in five annual installments, then notwithstanding such election, the remaining portion of the distribution shall be made in a single lump sum payment to the Participant as soon as administratively practicable after the Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than Retirement, Disability or death or the Participant's service as a director of the Company is terminated for any reason other than Resignation of Service, Disability or death. Notwithstanding the foregoing, the Administrator may, in its sole discretion, at any time after the termination of the Participant's employment for any reason or the termination of the Participant's service as a director of the Company for any reason, direct the Company to pay the balance of the Participant's Account in the form of a single lump sum payment. Any lump sum or installment distributions shall be paid in cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock.

     6.7 IMMEDIATE DISTRIBUTION. At any time, a Participant may elect to have all or any portion of the balance of the Participant's Elective Deferral Subaccount distributed in a single lump sum distribution payable in cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock. Such distribution shall be made as soon as administratively practicable following the Administrator's receipt of the Participant's election. Any election made under this Section 6.7 shall be made in writing on a form prescribed or approved by the Administrator. The actual amount to be distributed to the Participant hereunder shall equal ninety percent (90%) of the elected distribution amount and the remaining ten percent (10%) of the elected distribution amount shall be forfeited to the Company. The Participant shall not be eligible to make any elective deferrals into the Plan at any time during the twelve month period immediately following the date of such distribution.

     6.8 PAYMENT UPON A CHANGE OF CONTROL. In connection with his or her election to defer Compensation pursuant to Section 4.1, a Participant may elect to receive the balance of the Participant's Account in a single lump sum distribution payable in cash and (in the case of any portion of an Elective Deferral Subaccount attributable to deferrals of stock option gain Compensation) Company Stock upon a Change of Control. Any election made under this Section 6.8 shall be made in writing on a form prescribed or approved by the Administrator and

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

may be revoked in writing on a form prescribed or approved by the Administrator at any time if such revocation is made at least 13 months prior to the Change of Control.

     6.9. PAYMENTS TO A PARTICIPANT WHO IS AN ELIGIBLE DIRECTOR AND AN ELIGIBLE EMPLOYEE. Notwithstanding anything in this Article 6 to the contrary, in the event that payments are to be made from a Participant's Account pursuant to this
Article 6 and such Participant is or was both an Eligible Director and an Eligible Employee, then, subject to the discretion of the Administrator, the payments shall be made such that the portion of the balance of the Participant's Account attributable to Compensation earned by the Participant as an employee of the Company or any of its Subsidiaries shall be paid in accordance with the applicable provisions of this Article 6 relating to the termination of such Participant's employment by reason of Retirement, Disability, death or otherwise, as the case may be, and the portion of the balance of the Participant's Account attributable to Compensation earned by the Participant for his or her service as a director of the Company shall be paid in accordance with the applicable provisions of this Article 6 relating to the termination of such Participant's service as a director by reason of Resignation of Service, Disability, death or otherwise, as the case may be.

ARTICLE 7. ADMINISTRATOR

     7.1. PLAN ADMINISTRATION AND INTERPRETATION. The Administrator shall oversee the administration of the Plan. The Administrator shall have complete discretionary control and authority to administer all aspects of the Plan and to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or any other person having or claiming to have any interest under the Plan. The Administrator shall have the exclusive discretionary power to interpret the Plan and to decide all matters under the Plan. The Administrator also shall have the exclusive discretionary power to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously. Any individual serving as Administrator, or on a committee acting as Administrator, who is a Participant, shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Administrator shall be entitled to conclusively rely on information furnished by a Participant, a beneficiary, or any other person or entity. The Administrator shall be deemed to be the Plan administrator with responsibility for complying with any reporting and disclosure requirements of ERISA.

     The Administrator may employ such counsel, agents and advisers, and obtain such administrative, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan and its duties hereunder.

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

7.2. CLAIMS PROCEDURE.

          (a) IN GENERAL. If any person believes he or she has been denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). Notwithstanding the foregoing, if such notification is not given within such 90 or 180 day period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim in accordance with Section 7.2(b).

          (b) APPEALS. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may file a written request with the Administrator for a review of his or her denied claim. The Administrator will notify such person of its decision on review in writing. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). Notwithstanding the foregoing, if the decision on review is not made within such 60 or 120 day period, the claim will be considered denied.

          The Administrator may, in its sole discretion amend or revise this
     Section 7.2, provided, that the claims procedure for the Plan pursuant to which persons may claim an interest in the Plan and appeal denials of such claims, as amended or changed, shall meet the minimum standards of Section 503 of ERISA.

     7.3. INDEMNIFICATION OF ADMINISTRATOR. The Company shall indemnify and defend to the fullest extent permitted by law any director, officer or employee of the Company or its Subsidiaries who serves as the Administrator or as a member of a committee appointed to serve as Administrator, or who assists the Administrator in carrying out its duties (including any such individual who formerly served in any such capacity) against any and all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved in writing by the Company) arising out of or relating to any act or omission to act in connection with the Plan, if such act or omission is in good faith.

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


ARTICLE 8. AMENDMENT, TERMINATION AND ASSIGNMENT

     8.1. AMENDMENTS. Prior to a Change of Control, the Company shall have the right to amend the Plan from time to time, subject to Section 8.3, by an instrument in writing which has been executed on its behalf by the Administrator or by vote of the Board. No amendment to the Plan with respect to any Participant may be made after a Change of Control without the written consent of such Participant (or beneficiary, if applicable).

     8.2. TERMINATION OF PLAN. The Company currently intends to continue the Plan indefinitely. However, the Plan is voluntary on the part of the Company and the Company expressly reserves the right to terminate the Plan at any time, subject to Section 8.3, for any reason whatsoever. Subject to Section 8.1, the Company from time to time may, by amendment to the Plan, suspend the Plan or discontinue provisions thereof. The Company may terminate the Plan at any time by an instrument in writing which has been executed on its behalf by the Administrator or by vote of the Board.

     8.3. EXISTING RIGHTS. No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts credited to his or her Account as of the date of such amendment or termination (subject to future adjustments as a result of investment measurements).

     8.4. ASSIGNMENT. The rights and obligations of the Company shall inure to the benefit of and shall be binding upon its successors and assigns.

ARTICLE 9. - MISCELLANEOUS

     9.1. GRANTOR TRUST. The Company may establish a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a "grantor trust"), and may deposit with the trustee of the grantor trust an amount of cash or marketable securities sufficient to cause the fair market value of the assets held in the grantor trust to be not less than the sum of the Account balances under the Plan. Notwithstanding the foregoing, nothing in this Plan will be construed to create a trust or to obligate the Company, any of its Subsidiaries or any other person or entity to segregate a fund, purchase an insurance contract, or in any other way currently to fund the future payment of any distributions or payments hereunder, nor will anything herein be construed to give any employee or any other person any right to any specific assets of the Company, any of its Subsidiaries or of any other person or entity. Any distributions or payments which become payable hereunder that are not paid out of the grantor trust shall be paid from the general assets of the Company.

     9.2. NATURE OF CLAIM FOR PAYMENT. Each Participant and beneficiary will be an unsecured general creditor of the Company with respect to any distributions or payments to be made under the Plan. Nothing in the Plan will be construed to give any person any right to any specific assets of the Company, any of its Subsidiaries or any other person or entity.

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

     9.3. NONALIENATION OF BENEFITS. No Participant, beneficiary or any other person having any interest under the Plan shall alienate, anticipate, commute, pledge, encumber, assign or otherwise transfer ("Alienate") any right or interest under the Plan, including, without limitation, with respect to rights to or interests in any payments, distributions, claims or other benefits which he or she may expect to receive, contingently or otherwise, under this Plan ("Rights"). Any attempt to Alienate any Right shall be ineffective. No Right shall be subject to any claim of, subject to attachment, execution, garnishment or other legal process by, any creditor of such Participant, beneficiary or other person.

     9.4. NO EMPLOYMENT OR SERVICE CONTINUATION RIGHTS. Neither the adoption or the establishment and maintenance of the Plan, the participation in the Plan nor any action of the Company, any Subsidiary or the Administrator, shall be held or construed to confer upon any employee or director of the Company or any of its Subsidiaries any right to continued employment or service with the Company or any of its Subsidiaries, as the case may be, nor does it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the services of any of its employees or directors at any time. Each of the Company and its Subsidiaries expressly reserves the right to terminate or discharge any of its employees or directors at any time.

     9.5. RECEIPT AND RELEASE. Any payment or distribution to any Participant or beneficiary in accordance with the provisions of the Plan shall be, to the extent thereof, in full satisfaction of all claims against the Company, its Subsidiaries and the Administrator under the Plan, and the Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Administrator or the Company to follow the application of such funds.

     9.6. SEVERABILITY OF PROVISION. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced to the fullest extent possible as if such provision had not been included.

     9.7. GOVERNMENT REGULATIONS. It is intended that the Plan comply with all applicable laws and government regulations. Neither the Company, any of its Subsidiaries, nor the Administrator shall not be obligated to perform any obligation hereunder in any case where, in the opinion of the Company's counsel, such performance would result in the violation of any law or regulation.

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

     9.8. GOVERNING LAW; JURISDICTION. This Plan shall be construed, administered, and governed in all respects under and by the laws of The Commonwealth of Massachusetts without regard to the conflict of law provisions thereof. The Company, the Administrator, the Participants and their beneficiaries, and any persons having or claiming to have any interest under the Plan submit to the exclusive jurisdiction and venue of the federal or state courts of The Commonwealth of Massachusetts to resolve any and all issues that may arise out of or relate to the Plan or the same subject matter.

     9.9 HEADINGS AND SUBHEADINGS. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

     9.10 EXPENSES AND TAXES. Expenses, including fees and expenses associated with the grantor trust, associated with the administration or operation of the Plan shall be paid by the Company from its general assets unless, in the sole discretion of the Administrator, the Administrator elects to charge such expenses against the appropriate Participant's Account or Participants' Accounts. Any taxes allocable to an Account (or subaccount or portion thereof) maintained under the Plan which are payable prior to the distribution of the Account (or subaccount or portion thereof), as determined by the Administrator in its sole discretion, shall be charged against the appropriate Participant's Account or Participants' Accounts.



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